Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-149799 and 333-132292) and on Form S-8 (No. 333-161058, 333-145191, 333-85972, 333-52430, 333-46826, 333-46732, and 333-46122) of The Dun & Bradstreet Corporation of our report dated March 1, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 1, 2011